Exhibit 99

Meridian Bancorp, Inc. Reports Record Net Income for the Second Quarter

and Six Months Ended June 30, 2018

Contact: Richard J. Gavegnano, Chairman, President and Chief Executive Officer

(978) 977-2211

Boston, Massachusetts (July 24, 2018): Meridian Bancorp, Inc. (the “Company” or “Meridian”) (NASDAQ: EBSB), the holding company for East Boston Savings Bank (the “Bank”), announced net income of $14.1 million, or $0.27 per diluted share, for the quarter ended June 30, 2018, up from $12.0 million, or $0.23 per diluted share, for the quarter ended March 31, 2018 and $11.3 million, or $0.22 per diluted share, for the quarter ended June 30, 2017. For the six months ended June 30, 2018, net income was $26.1 million, or $0.49 per diluted share, up from $20.6 million, or $0.39 per diluted share, for the six months ended June 30, 2017. Net income for the quarter and six months ended June 30, 2018 reflects a reduction in the statutory federal income tax rate to 21% from 35% effective January 1, 2018 related to enactment of the Tax Cuts and Jobs Act (the “Tax Act”) in December 2017. The Company’s return on average assets was 1.01% for the quarter ended June 30, 2018, up from 0.90% for the quarter ended March 31, 2018 and 0.97% for the quarter ended June 30, 2017. For the six months ended June 30, 2018, the Company’s return on average assets was 0.96%, up from 0.90% for the six months ended June 30, 2017. The Company’s return on average equity was 8.50% for the quarter ended June 30, 2018, up from 7.35% for the quarter ended March 31, 2018 and 7.28% for the quarter ended June 30, 2017.  For the six months ended June 30, 2018, the Company’s return on average equity was 7.93%, up from 6.66% for the six months ended June 30, 2017.

Richard J. Gavegnano, Chairman, President and Chief Executive Officer, said, “I am proud to report record net income of $14.1 million for the second quarter of 2018, up 17% from the first quarter of 2018 and up 24% from the second quarter of 2017, and $26.1 million for the first half of 2018, up 27% from the first half of 2017. Although our earnings are enhanced this year by income tax expense reductions resulting from the Tax Act’s lower federal income tax rate, our pre-tax income also rose 7% during the first half, reflecting an 18% increase in net interest income. Our pre-tax income would have increased 14% from the first quarter of 2018, 8% from the second quarter of 2017 and 17% from the first half of 2017 if changes in the fair value of marketable equity securities required to be recognized beginning in 2018 and gains on sale of securities for these periods as reported in non-interest income were excluded.”

The Company’s net interest income was $41.0 million for the quarter ended June 30, 2018, up $1.2 million or 3.0%, from the quarter ended March 31, 2018 and $5.6 million, or 15.8%, from the quarter ended June 30, 2017. The interest rate spread and net interest margin on a tax-equivalent basis were 2.81% and 3.07%, respectively, for the quarter ended June 30, 2018 compared to 2.92% and 3.16%, respectively, for the quarter ended March 31, 2018 and 3.01% and 3.24%, respectively, for the quarter ended June 30, 2017. For the six months ended June 30, 2018, net interest income increased $12.1 million, or 17.6%, to $80.9 million from the six months ended June 30, 2017. The net interest rate spread and net interest margin on a tax-equivalent basis were 2.87% and 3.11%, respectively, for the six months ended June 30, 2018 compared to 3.01% and 3.22%, respectively, for the six months ended June 30, 2017. The increases in net interest income were primarily due to growth in average loan balances and yields, partially offset by increases in the average balances of total deposits and borrowings and the cost of funds for the quarter and six months ended June 30, 2018 compared to the respective prior periods. The interest rate spread and net interest margin on a tax-equivalent basis for the quarter and six months ended June 30, 2018 reflect the reduction in the federal income tax rate to 21% from 35%.

Total interest and dividend income increased to $55.8 million for the quarter ended June 30, 2018, up $3.8 million, or 7.4%, from the quarter ended March 31, 2018 and $11.3 million, or 25.5%, from the quarter ended June 30, 2017, primarily due to growth in the Company’s average loan balances to $5.043 billion and yields on loans to 4.33%. The Company’s yield on interest-earning assets on a tax-equivalent basis was 4.16% for the quarter ended June 30, 2018, up five basis points from the quarter ended March 31, 2018 and up 13 basis points from the quarter ended June 30, 2017. For the six months ended June 30, 2018, the Company’s total interest and dividend income increased $21.6 million, or 25.0%, to $107.8 million from the six months ended June 30, 2017 primarily due to growth in the average loan balances of $819.6 million, or 20.0%, to $4.911 billion, and by an increase in the yield on loans on a tax-equivalent basis of seven basis points to 4.31% for the six months ended June 30, 2018 compared to the six months ended June 30, 2017. The Company’s yield on interest-earning assets on a tax-equivalent basis increased 13 basis points to 4.14% for the six months ended June 30, 2018 compared to the same period in 2017. The yields on loans and interest-earning assets on a tax-equivalent basis for the quarter and six months ended June 30, 2018 also reflect the reduction in the federal income tax rate to 21% from 35%.

Total interest expense increased to $14.8 million for the quarter ended June 30, 2018, up $2.6 million, or 21.8%, from the quarter ended March 31, 2018 and $5.7 million, or 63.5%, from the quarter ended June 30, 2017. Interest expense on deposits increased to $12.8 million for the quarter ended June 30, 2018, up $2.2 million, or 21.3%, from the quarter ended March 31, 2018 and $4.8 million, or 60.7%, from the quarter ended June 30, 2017 primarily due to growth in average total deposits to $4.280 billion and increases in the cost of average total deposits to 1.19% from 1.04% for the quarter ended March 31, 2018, and 0.87% for the quarter ended June 30, 2017. Interest expense on borrowings increased to $2.0 million for the quarter ended June 30, 2018, up $407,000, or 24.8%, from the quarter ended March 31, 2018 and $931,000, or 83.3%, from the quarter ended June 30, 2017 primarily due to growth in average total borrowings to $591.9 million. The Company’s total cost of funds was 1.22% for the quarter ended June 30, 2018, up 16 basis points from the quarter ended March 31, 2018 and 32 basis points from the quarter ended June 30, 2017. Total interest expense increased $9.5 million, or 54.4%, to $27.0 million for the six months ended June 30, 2018 from the six months ended June 30, 2017. Interest expense on deposits increased $7.9 million, or 51.5%, to $23.3 million for the six months ended June 30, 2018 from the six months ended June 30, 2017 due to the growth in average total deposits of $598.6 million, or 16.6%, to $4.198 billion and an increase in the cost of average total deposits of 26 basis points to 1.12%. Interest expense on borrowings increased $1.6 million, or 75.9%, to $3.7 million for the six months ended June 30, 2018 from the six months ended June 30, 2017 due to the growth in average total borrowings of $213.1 million, or 62.0%, to $556.7 million and an increase in the cost of average total borrowings of 11 basis points to 1.34%. The Company’s cost of funds increased 25 basis points to 1.14% for the six months ended June 30, 2018 compared to the six months ended June 30, 2017.

Mr. Gavegnano noted, “Our strong loan pipeline continues to be the key driver of our rising net interest income. Our net loan growth was $215 million, or 4%, for the second quarter of 2018, $492 million, or 11%, for the first half of 2018, and $859 million, or 20%, since June 30, 2017. Our yield on loans also rose seven basis points to 4.33% for the second quarter of 2018 and seven basis points to 4.31% for the first half of 2018 from the same periods last year. This loan growth and improvement in our loan yield minimized the effect of the rise in our cost of funds and the lower federal income tax rate under the Tax Act on our net interest margin on a tax-equivalent basis, which declined to 3.07% for the second quarter and 3.11% for the first half of 2018. Without the tax rate change, our yields on loans and interest earning assets, the interest rate spread and the net interest margin on a tax-equivalent basis would have been four to five basis points higher than reported for 2018 periods.”

The Company's provision for loan losses was $1.9 million for the quarter ended June 30, 2018, down $319,000 from the quarter ended March 31, 2018 and up $373,000 from the quarter ended June 30, 2017. The allowance for loan losses was $49.4 million or 0.96% of total loans at June 30, 2018, compared to $47.5 million or 0.96% of total loans at March 31, 2018, $45.2 million or 0.97% of total loans at December 31, 2017, and $43.2 million or 1.00% of total loans at June 30, 2017. The changes in the provision and the allowance for loan losses were based on management’s assessment of loan portfolio growth and composition changes, declines in historical charge-off trends, reduced levels of problem loans and other improvements in asset quality trends.

Net recoveries totaled $43,000 for the quarter ended June 30, 2018, compared to net recoveries of $114,000 for the quarter ended March 31, 2018 and net charge-offs of $32,000 for the quarter ended June 30, 2017. For the six months ended June 30, 2018, net recoveries totaled $157,000, or 0.01% of average loans outstanding on an annualized basis compared to net charge-offs of $36,000 for the six months ended June 30, 2017.

Non-accrual loans were $7.9 million, or 0.15% of total loans outstanding, at June 30, 2018; down $126,000, or 1.6%, from March 31, 2018; down $458,000, or 5.5%, from December 31, 2017; and down $3.6 million, or 31.1%, from June 30, 2017. Non-performing assets were $7.9 million, or 0.14% of total assets, at June 30, 2018, compared to $8.0 million, or 0.15% of total assets, at March 31, 2018, $8.4 million, or 0.16% of total assets at December 31, 2017, and $11.5 million, or 0.24% of total assets, at June 30, 2017.

Non-interest income was $2.9 million for the quarter ended June 30, 2018, up from $2.3 million for the quarter ended March 31, 2018 and down from $5.0 million for the quarter ended June 30, 2017. Non-interest income increased $525,000, or 22.5%, as compared to the quarter ended March 31, 2018, primarily due to an increase of $925,000 in the gain on equity securities, net, partially offset by a decrease of $453,000 in loan fees. As compared to the quarter ended June 30, 2017, non-interest income decreased $2.2 million, or 43.2%, primarily due to decreases of $1.8 million in loan fee income and $808,000 in gain on sales of securities available for sale, net, partially offset by increases of $388,000 in gain on equity securities, net. For the six months ended June 30, 2018, non-interest income decreased $3.9 million, or 43.0%, to $5.2 million from $9.1 million for the six months ended June 30, 2017, primarily due to a $2.4 million decrease in gain on sales of securities available for sale, net and a $1.6 million decrease in loan fees. The decreases in loan fees are primarily due to $1.3 million of loan swap fee income recognized in the second quarter of 2017.

Non-interest expenses were $23.5 million, or 1.69% of average assets for the quarter ended June 30, 2018, compared to $24.7 million, or 1.86% of average assets for the quarter ended March 31, 2018 and $21.4 million, or 1.83% of average assets for the quarter ended June 30, 2017.  Non-interest expenses decreased $1.2 million, or 5.0%, compared to the quarter ended March 31, 2018, due primarily to decreases of $956,000 in salaries and employee benefits and $514,000 in occupancy and equipment, partially offset by an increase of $277,000 in other general and administrative expenses. Non-interest expenses increased $2.1 million, or 9.6%, compared to the quarter ended June 30, 2017, due primarily to increases of $1.7 million in salaries and employee benefits, $276,000 in other general and administrative expenses, and $179,000 in data processing, partially offset by a decrease of $106,000 in professional services. For the six months ended June 30, 2018, non-interest expenses increased $4.9 million, or 11.3%, to $48.2 million from $43.3 million for the six months ended June 30, 2017, due to increases of $3.4 million in salaries and employee benefits, $505,000 in occupancy and equipment expenses, $483,000 in data processing expenses, $426,000 in other general and administrative expenses, and $166,000 in marketing and advertising expenses, partially offset by a $276,000 decrease in professional services. The increases in salaries and employee benefits expenses reflect annual increases in employee compensation and health benefits during the first quarter of 2018.  In addition, the increases in salaries and employee benefits, and occupancy and equipment expenses and data processing include costs associated with the expansion of our branch and support staff, including two branches acquired from Meetinghouse Bank on December 29, 2017, one new branch opened in the first quarter of 2018 and three new branch openings planned for later in 2018. Other general and administrative expenses reflect core deposit intangible amortization of $147,000 for the quarter ended June 30, 2018 and $295,000 for the six months ended June 30, 2018. The Company’s efficiency ratio was 53.89% for the quarter ended June 30, 2018 compared to 57.62% for the quarter ended March 31, 2018 and 53.95% for the quarter ended June 30, 2017. For the six months ended June 30, 2018, the efficiency ratio was 55.74% compared to 57.31% for the six months ended June 30, 2017.

Mr. Gavegnano added, “The improvement in our efficiency ratio to 53.89% for the second quarter of 2018 from 57.62% for the first quarter of 2018 was largely due to the 3% rise in net interest income coupled with the 5% decrease in non-interest expenses. Declines in our non-interest expenses in the second quarter of 2018 reflected payroll tax and 401(k) retirement plan employer-matching expenses incurred in the first quarter associated with the January 2018 payment of 2017 bonuses to the Bank’s employees and overhead cost savings following the first quarter integration of Meetinghouse Bank. Our investments in franchise expansion continue as we prepare for the opening of new branches in Boston’s Brigham Circle, Lynnfield and Burlington later in the year and evaluate additional opportunities within our metropolitan Boston market area. We believe such investments are vital to meeting our organic growth and financial performance goals.”

The Company recorded a provision for income taxes of $4.5 million for the quarter ended June 30, 2018, reflecting an effective tax rate of 24.3%, compared to $3.3 million, or an effective tax rate of 21.6%, for the quarter ended March 31, 2018, and $6.2 million, or an effective tax rate of 35.5%, for the quarter ended June 30, 2017. For the six months ended June 30, 2018, the provision for income taxes was $7.8 million, reflecting an effective tax rate of 23.1%, compared to $10.9 million, or an effective tax rate of 34.7%, for the six months ended June 30, 2017. The reductions in the provision for income taxes and the effective tax rate for 2018 primarily reflect the decrease in the statutory federal income tax rate to 21% from 35% effective January 1, 2018 as a result of the Tax Act.

Total assets were $5.678 billion at June 30, 2018, up $216.9 million, or 4.0%, from $5.461 billion at March 31, 2018 and $378.1 million, or 7.1%, from $5.299 billion at December 31, 2017.  Net loans were $5.115 billion at June 30, 2018, up $214.5 million, or 4.4%, from March 31, 2018, and up $492.1 million, or 10.6%, from December 31, 2017. Loan originations totaled $492.9 million during the quarter ended June 30, 2018 and $842.6 million during the six months ended June 30, 2018. The net increase in loans for the six months ended June 30, 2018 was primarily due to increases of $323.1 million in commercial real estate loans, $131.9 million in multi-family loans, $43.3 million in commercial and industrial loans, and $32.0 million in one- to four-family loans. Cash and due from banks was $329.6 million at June 30, 2018, a decrease of $73.1 million, or 18.2% from December 31, 2017.  Securities, at fair value, were $33.9 million at June 30, 2018, a decrease of $4.5 million, or 11.7%, from $38.4 million at December 31, 2017.

Total deposits were $4.390 billion at June 30, 2018, an increase of $200.2 million, or 4.8%, from $4.189 billion at March 31, 2018 and an increase of $281.7 million, or 6.9%, from $4.108 billion at December 31, 2017.  Core deposits, which exclude certificate of deposits, increased $81.9 million, or 3.0%, during the six months ended June 30, 2018 to $2.819 billion, or 64.2% of total deposits. Total borrowings were $591.7 million, up $9.1 million, or 1.6%, from March 31, 2018 and up $78.2 million, or 15.2%, from December 31, 2017.

Total stockholders’ equity increased $9.1 million, or 1.4%, to $664.7 million at June 30, 2018 from $655.6 million at March 31, 2018, and $18.3 million, or 2.8%, from $646.4 million at December 31, 2017. The increase for the six months ended June 30, 2018 was primarily due to net income of $26.1 million and $3.7 million related to stock-based compensation plans, partially offset by the repurchase of 314,010 shares of the Company’s common stock at a total cost of $6.1 million, and dividends of $0.10 per share totaling $5.1 million. Stockholders’ equity to assets was 11.71% at June 30, 2018, compared to 12.01% at March 31, 2018 and 12.20% at December 31, 2017. Book value per share increased to $12.33 at June 30, 2018 from $11.96 at December 31, 2017. Tangible book value per share increased to $11.91 at June 30, 2018 from $11.54 at December 31, 2017. Market price per share decreased $1.45, or 7.0%, to $19.15 at June 30, 2018 from $20.60 at December 31, 2017. At June 30, 2018, the Company and the Bank continued to exceed all regulatory capital requirements.

During the quarter ended June 30, 2018, the Company repurchased 214,010 shares of its common stock at an average price of $18.99 per share. As of June 30, 2018, the Company had repurchased 2,373,621 shares of its stock at an average price of $14.45 per share, or 86.7% of the 2,737,334 shares authorized for repurchase under the Company’s repurchase program adopted in August 2015.

Mr. Gavegnano concluded, “With 363,713 shares remaining for repurchase under our current program, we will consider buying additional shares when conditions are determined to be favorable.”

Meridian Bancorp, Inc. is the holding company for East Boston Savings Bank. East Boston Savings Bank, a Massachusetts-chartered stock savings bank founded in 1848, operates 34 full-service locations and one mobile location in the greater Boston metropolitan area. We offer a variety of deposit and loan products to individuals and businesses located in our primary market, which consists of Essex, Middlesex, Norfolk and Suffolk Counties, Massachusetts. For additional information, visit www.ebsb.com.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Meridian Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Meridian Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2018	March 31, 2018	December 31, 2017	June 30, 2017
	(Dollars in thousands)
ASSETS
Cash and due from banks	$329,588	$316,372	$402,687	$234,776
Certificates of deposit	23,885	44,133	69,326	85,323
Securities available for sale, at fair value	18,437	19,507	38,364	52,362
Equity securities, at fair value	15,428	14,722	—	—
Federal Home Loan Bank stock, at cost	29,546	27,572	24,947	22,579
Loans held for sale	1,052	1,136	3,772	2,257
Loans:
One- to four-family	635,708	614,043	603,680	552,762
Home equity lines of credit	45,812	45,193	48,393	42,599
Multi-family	911,562	858,894	779,637	695,602
Commercial real estate	2,386,926	2,253,014	2,063,781	1,927,572
Construction	610,946	638,751	641,306	517,471
Commercial and industrial	568,897	533,056	525,604	557,443
Consumer	10,455	10,466	10,761	10,058
Total loans	5,170,306	4,953,417	4,673,162	4,303,507
Allowance for loan losses	(49,401)	(47,488)	(45,185)	(43,229)
Net deferred loan origination fees	(6,045)	(5,593)	(5,179)	(4,443)
Loans, net	5,114,860	4,900,336	4,622,798	4,255,835
Bank-owned life insurance	40,885	40,608	40,336	41,325
Premises and equipment, net	41,584	41,415	40,967	40,621
Accrued interest receivable	12,699	12,281	12,902	11,068
Deferred tax asset, net	15,896	15,737	15,244	21,728
Goodwill	19,638	19,638	19,638	13,687
Core deposit intangible	2,948	3,096	3,243	—
Other assets	11,142	4,145	5,231	5,853
Total assets	$5,677,588	$5,460,698	$5,299,455	$4,787,414

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non interest-bearing demand deposits	$486,334	$487,096	$477,428	$457,009
Interest-bearing demand deposits	1,129,657	1,098,646	1,004,155	779,208
Money market deposits	865,349	851,702	921,895	972,720
Regular savings and other deposits	337,796	343,466	333,774	321,674
Certificates of deposit	1,570,435	1,408,464	1,370,609	1,129,306
Total deposits	4,389,571	4,189,374	4,107,861	3,659,917
Short-term borrowings	—	—	—	40,000
Long-term debt	591,660	582,561	513,444	434,015
Accrued expenses and other liabilities	31,691	33,156	31,751	26,753
Total liabilities	5,012,922	4,805,091	4,653,056	4,160,685
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued	—	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; 53,905,279, 54,068,874, 54,039,316 and 53,649,946 shares issued at June 30, 2018, March 31, 2018, December 31, 2017 and June 30, 2017, respectively	539	540	540	537
Additional paid-in capital	392,955	395,531	395,716	392,446
Retained earnings	289,949	278,450	268,533	250,800
Accumulated other comprehensive income (loss)	(699)	(616)	128	1,905
Unearned compensation - ESOP, 2,496,154, 2,526,595, 2,557,036 and 2,617,198 at June 30, 2018, March 31, 2018, December 31, 2017 and June 30, 2017, respectively	(18,078)	(18,298)	(18,518)	(18,959)
Total stockholders' equity	664,666	655,607	646,399	626,729
Total liabilities and stockholders' equity	$5,677,588	$5,460,698	$5,299,455	$4,787,414

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
	(Dollars in thousands, except per share amounts)
Interest and dividend income:
Interest and fees on loans	$53,904	$49,985	$43,195	$103,889	$83,684
Interest on debt securities:
Taxable	126	126	83	252	202
Tax-exempt	15	15	8	30	18
Dividends on equity securities	134	148	291	282	568
Interest on certificates of deposit	141	203	196	344	408
Other interest and dividend income	1,527	1,522	736	3,049	1,381
Total interest and dividend income	55,847	51,999	44,509	107,846	86,261
Interest expense:
Interest on deposits	12,751	10,509	7,935	23,260	15,354
Interest on short-term borrowings	—	—	4	—	4
Interest on long-term debt	2,049	1,642	1,114	3,691	2,094
Total interest expense	14,800	12,151	9,053	26,951	17,452
Net interest income	41,047	39,848	35,456	80,895	68,809
Provision for loan losses	1,870	2,189	1,497	4,059	3,116
Net interest income, after provision for loan losses	39,177	37,659	33,959	76,836	65,693
Non-interest income:
Customer service fees	2,282	2,170	2,214	4,452	4,266
Loan fees	(158)	295	1,634	137	1,702
Mortgage banking gains, net	63	133	82	196	172
Gain on sales of securities available for sale, net	—	—	808	—	2,382
Gain (loss) on equity securities, net	388	(537)	—	(149)	—
Income from bank-owned life insurance	277	272	292	549	580
Other income	6	—	—	6	—
Total non-interest income	2,858	2,333	5,030	5,191	9,102
Non-interest expenses:
Salaries and employee benefits	14,438	15,394	12,752	29,832	26,427
Occupancy and equipment	3,025	3,539	3,036	6,564	6,059
Data processing	1,653	1,683	1,474	3,336	2,853
Marketing and advertising	1,006	967	953	1,973	1,807
Professional services	1,000	965	1,106	1,965	2,241
Deposit insurance	782	797	813	1,579	1,504
Merger and acquisition	14	74	—	88	—
Other general and administrative	1,547	1,270	1,271	2,817	2,391
Total non-interest expenses	23,465	24,689	21,405	48,154	43,282
Income before income taxes	18,570	15,303	17,584	33,873	31,513
Provision for income taxes	4,508	3,309	6,237	7,817	10,922
Net income	$14,062	$11,994	$11,347	$26,056	$20,591

Earnings per share:
Basic	$0.27	$0.23	$0.22	$0.51	$0.40
Diluted	$0.27	$0.23	$0.22	$0.49	$0.39
Weighted average shares:
Basic	51,437,726	51,531,835	51,003,967	51,484,521	50,976,950
Diluted	52,867,787	53,083,815	52,422,486	52,975,541	52,474,761

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average Balance	Interest (1)	Yield/ Cost (1)(6)	Average Balance	Interest (1)	Yield/ Cost (1)(6)	Average Balance	Interest (1)	Yield/ Cost (1)(6)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans (2)	$5,043,367	$54,491	4.33%	$4,776,876	$50,573	4.29%	$4,180,602	$44,431	4.26%
Securities and certificates of deposit	70,155	443	2.53	96,511	523	2.20	142,159	691	1.95
Other interest-earning assets (3)	328,659	1,527	1.86	317,883	1,522	1.94	239,590	736	1.23
Total interest-earning assets	5,442,181	56,461	4.16	5,191,270	52,618	4.11	4,562,351	45,858	4.03
Noninterest-earning assets	118,324			125,293			110,509
Total assets	$5,560,505			$5,316,563			$4,672,860
Liabilities and stockholders' equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,104,003	$3,486	1.27	$1,032,514	$2,791	1.10	$753,839	$1,598	0.85
Money market deposits	849,177	2,326	1.10	883,549	2,057	0.94	992,382	2,219	0.90
Regular savings and other deposits	339,004	118	0.14	335,288	114	0.14	317,656	114	0.14
Certificates of deposit	1,504,883	6,821	1.82	1,376,113	5,547	1.63	1,147,440	4,004	1.40
Total interest-bearing deposits	3,797,067	12,751	1.35	3,627,464	10,509	1.17	3,211,317	7,935	0.99
Borrowings	591,862	2,049	1.39	521,090	1,642	1.28	356,325	1,118	1.26
Total interest-bearing liabilities	4,388,929	14,800	1.35	4,148,554	12,151	1.19	3,567,642	9,053	1.02
Noninterest-bearing demand deposits	482,903			488,459			456,447
Other noninterest-bearing liabilities	27,018			26,638			25,732
Total liabilities	4,898,850			4,663,651			4,049,821
Total stockholders' equity	661,655			652,912			623,039
Total liabilities and stockholders' equity	$5,560,505			$5,316,563			$4,672,860
Net interest-earning assets	$1,053,252			$1,042,716			$994,709
Fully tax-equivalent net interest income		41,661			40,467			36,805
Less: tax-equivalent adjustments		(614)			(619)			(1,349)
Net interest income		$41,047			$39,848			$35,456
Interest rate spread (1)(4)			2.81%			2.92%			3.01%
Net interest margin (1)(5)			3.07%			3.16%			3.24%
Average interest-earning assets to average
interest-bearing liabilities		124.00%			125.13%			127.88%

Supplemental Information:
Total deposits, including noninterest-bearing
demand deposits	$4,279,970	$12,751	1.19%	$4,115,923	$10,509	1.04%	$3,667,764	$7,935	0.87%
Total deposits and borrowings, including
noninterest-bearing demand deposits	$4,871,832	$14,800	1.22%	$4,637,013	$12,151	1.06%	$4,024,089	$9,053	0.90%

(1)

Income on debt securities, equity securities and revenue bonds included in commercial real estate loans, as well as resulting yields, interest rate spread and net interest margin, are presented on a tax-equivalent basis. The tax-equivalent adjustments are deducted from tax-equivalent net interest income to agree to amounts reported in the consolidated statements of net income. For the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, yields on loans before tax-equivalent adjustments were 4.29%, 4.24% and 4.14%, respectively, yields on securities and certificates of deposit before tax-equivalent adjustments were 2.38%, 2.07% and 1.63%, respectively, and yield on total interest-earning assets before tax-equivalent adjustments were 4.12%, 4.06% and 3.91%, respectively. Interest rate spread before tax-equivalent adjustments for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017 was 2.77%, 2.87% and 2.89%, respectively, while net interest margin before tax-equivalent adjustments for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017 was 3.03%, 3.11% and 3.12%, respectively.

(2)	Loans on non-accrual status are included in average balances.
(3)	Includes Federal Home Loan Bank stock and associated dividends.
(4)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(6)	Annualized.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Six Months Ended
	June 30, 2018			June 30, 2017
	Average		Yield/	Average		Yield/
	Balance	Interest (1)	Cost (1)	Balance	Interest (1)	Cost (1)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans (2)	$4,910,858	$105,064	4.31%	$4,091,226	$86,121	4.24%
Securities and certificates of deposit	83,260	966	2.34	143,990	1,418	1.99
Other interest-earning assets (3)	323,301	3,049	1.90	241,523	1,381	1.15
Total interest-earning assets	5,317,419	109,079	4.14	4,476,739	88,920	4.01
Noninterest-earning assets	121,096			111,130
Total assets	$5,438,515			$4,587,869

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,068,456	$6,277	1.18	$704,681	$2,817	0.81
Money market deposits	866,268	4,383	1.02	1,000,343	4,449	0.90
Regular savings and other deposits	337,156	232	0.14	312,825	222	0.14
Certificates of deposit	1,440,854	12,368	1.73	1,140,921	7,866	1.39
Total interest-bearing deposits	3,712,734	23,260	1.26	3,158,770	15,354	0.98
Borrowings	556,672	3,691	1.34	343,536	2,098	1.23
Total interest-bearing liabilities	4,269,406	26,951	1.27	3,502,306	17,452	1.00
Noninterest-bearing demand deposits	485,665			440,986
Other noninterest-bearing liabilities	26,136			26,517
Total liabilities	4,781,207			3,969,809
Total stockholders' equity	657,308			618,060
Total liabilities and stockholders' equity	$5,438,515			$4,587,869
Net interest-earning assets	$1,048,013			$974,433
Fully tax-equivalent net interest income		82,128			71,468
Less: tax-equivalent adjustments		(1,233)			(2,659)
Net interest income		$80,895			$68,809
Interest rate spread (1)(4)			2.87%			3.01%
Net interest margin (1)(5)			3.11%			3.22%
Average interest-earning assets to average
interest-bearing liabilities		124.55%			127.82%

Supplemental Information:
Total deposits, including noninterest-bearing
demand deposits	$4,198,399	$23,260	1.12%	$3,599,756	$15,354	0.86%
Total deposits and borrowings, including
noninterest-bearing demand deposits	$4,755,071	$26,951	1.14%	$3,943,292	$17,452	0.89%

(1)

Income on debt securities, equity securities and revenue bonds included in commercial real estate loans, as well as resulting yields, interest rate spread and net interest margin, are presented on a tax-equivalent basis. The tax-equivalent adjustments are deducted from tax-equivalent net interest income to agree to amounts reported in the consolidated statements of net income. For the six months ended June 30, 2018, and 2017, yields on loans before tax-equivalent adjustments were 4.27% and 4.12%, respectively, yields on securities and certificates of deposit before tax-equivalent adjustments were 2.20% and 1.67%, respectively, and yield on total interest-earning assets before tax-equivalent adjustments were 4.09% and 3.89%, respectively. Interest rate spread before tax-equivalent adjustments for the six months ended June 30, 2018, and 2017 was 2.82% and 2.89%, respectively, while net interest margin before tax-equivalent adjustments for the six months ended June 30, 2018, and 2017 was 3.07% and 3.10%, respectively.

(2)	Loans on non-accrual status are included in average balances.
(3)	Includes Federal Home Loan Bank stock and associated dividends.
(4)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(6)	Annualized.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Key Performance Ratios
Return on average assets (1)	1.01%	0.90%	0.97%	0.96%	0.90%
Return on average equity (1)	8.50	7.35	7.28	7.93	6.66
Interest rate spread (1) (2)	2.81	2.92	3.01	2.87	3.01
Net interest margin (1) (3)	3.07	3.16	3.24	3.11	3.22
Non-interest expense to average assets (1)	1.69	1.86	1.83	1.77	1.89
Efficiency ratio (4)	53.89	57.62	53.95	55.74	57.31

	June 30, 2018	March 31, 2018	December 31, 2017	June 30, 2017
	(Dollars in thousands)
Asset Quality
Non-accrual loans:
One- to four-family	$6,457	$6,568	$6,890	$7,667
Home equity lines of credit	563	562	562	619
Commercial real estate	366	378	388	2,666
Commercial and industrial	519	523	523	529
Total non-accrual loans	7,905	8,031	8,363	11,481
Foreclosed assets	—	—	—	—
Total non-performing assets	$7,905	$8,031	$8,363	$11,481

Allowance for loan losses/total loans	0.96%	0.96%	0.97%	1.00%
Allowance for loan losses/non-accrual loans	624.93	591.31	540.30	376.53
Non-accrual loans/total loans	0.15	0.16	0.18	0.27
Non-accrual loans/total assets	0.14	0.15	0.16	0.24
Non-performing assets/total assets	0.14	0.15	0.16	0.24

Capital and Share Related
Stockholders' equity to total assets	11.71%	12.01%	12.20%	13.09%
Book value per share	$12.33	$12.13	$11.96	$11.68
Tangible book value per share (5)	$11.91	$11.70	$11.54	$11.43
Market value per share	$19.15	$20.15	$20.60	$16.90
Shares outstanding	53,905,279	54,068,874	54,039,316	53,649,946

(1)	Annualized.
(2)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(4)

The efficiency ratio is a non-GAAP measure representing measure representing non-interest expense, excluding merger and acquisition expenses, divided by the sum of net interest income and non-interest income excluding gains or losses on sales of securities, and gains or losses on equity securities. The efficiency ratio is a common measure used by banks to understand expenses related to the generation of revenue. We have removed gains or losses on sales of securities and gains or losses on equity securities as management deems them to be either discretionary or market driven and not representative of operating performance. We have removed merger and acquisition expenses as management deems them to be not representative of operating performance. Presented on a basis including merger and acquisition expenses, gains or losses on sales of securities and gains or losses on equity securities, the efficiency ratio was 53.44%, 58.53% and 52.87% for the quarters ended June, 30, 2018, March 31, 2018, and June 30, 2017, respectively, and 55.94% and 55.55% for the six months ended June 30, 2018 and 2017, respectively.

(5)	Tangible book value per share represents total stockholders’ equity less goodwill and other intangible assets divided by the number of shares outstanding.